SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 1, 2002



                                HORIZON PCS, INC.

               (Exact name of registrant as specified in charter)

               Delaware                               333-51240                            31-1707839
    (State or other jurisdiction of           (Commission File Number)          (IRS Employer Identification No.)
            incorporation)



          68 East Main Street
           Chillicothe, Ohio                              45601-0480
         (Address of principal                            (Zip Code)
          executive offices)



       (Registrant's telephone number including area code) (740) 772-8200

Item 5.  Other Events.


     On March 29, 2002, Horizon Telcom, Inc., an affiliate of Horizon PCS, Inc. filed its Annual Report on Form 10-K with the Securities and Exchange Commission. That Form 10-K provided the following information regarding Horizon PCS, Inc. senior secured credit facility:

     Horizon PCS' secured credit facility includes financial covenants that must be met each quarter. Horizon PCS complied with these covenants at December 31, 2001. There is a likelihood, however, that it will not meet the covenant for EBITDA for the first quarter of 2002. Although financial results for the end of the first quarter are not final, subscriber information to date indicates significantly higher than expected gross and net additions to Horizon PCS subscribers for the quarter. Although Horizon PCS ultimately benefits from the revenues generated by new subscribers, Horizon PCS incurs one-time expenses associated with new subscribers, including commissions, handset subsidies, set up costs for the network and marketing expenses. As a result, these new subscriber costs negatively affect Horizon PCS' EBITDA in the short-term during the period of the addition of new subscribers which could lead to non-compliance with the EBITDA covenant for the first quarter of 2002.

     We have initiated discussions with the lead bank in our lending group concerning a possible non-compliance with the covenant. After quarter-end, if the financial statements show a non-compliance, we intend to immediately enter into negotiations with the bank group to obtain a waiver of the non-compliance and amendments to the covenants.

     The failure to comply with the covenant would be an event of default under our secured credit facility, and would give the lenders the right to pursue remedies. These remedies could include acceleration of amounts due under the facility. If the lender selected to accelerate the indebtedness under the facility, this would also represent a default under the indentures for our senior notes and discount notes. If we fail to comply with the covenant, one option available to us would be to prepay the indebtedness under the secured credit facility, together with prepayment fees. If we prepaid the facility prior to acceleration, we would avoid default under the indentures for our senior notes and discount notes. In the event of such a prepayment, we believe that we could obtain replacement financing to the extent necessary to fund our business plan. There can be no assurance, however, that we could obtain adequate or timely replacement financing on acceptable terms or at all.

     For further information on the risks inherent in the business of Horizon PCS, Inc., see "Risk Factors" in the Form 10-K of Horizon PCS, Inc. for the fiscal year ended December 31, 2001.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HORIZON PCS, INC.


Date:  April 1, 2002            By:  /s/ Peter M. Holland
                                    ------------------------------------

                                    Peter M. Holland
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)



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